EXHIBIT 11

                 Statement re: Computation of Per Share Earnings




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
                                     EAST TEXAS FINANCIAL SERVICES, INC.

                               Statement re: Computation of Per Share Earnings
                                    Fiscal Year Ended September 30, 1999


                                    Total Shares              Unallocated               Total Shares
                                    Outstanding               ESOP Shares               For EPS Calculation
                                    -----------               -----------               -------------------

September 30, 1998                  1,464,056                     81,536                     1,382,520
October 31, 1998                    1,464,056                     81,536                     1,382,520
November 30, 1998                   1,464,056                     81,536                     1,382,520
December 31, 1998                   1,464,056                     81,536                     1,382,520
January 31, 1999                    1,464,056                     81,536                     1,382,520
February 28, 1999                   1,392,853                     81,356                     1,311,317
March 31, 1999                      1,392,853                     81,356                     1,311,317
April 30, 1999                      1,392,853                     81,536                     1,311,317
May 31, 1999                        1,392,853                     81,536                     1,311,317
June 30, 1999                       1,392,853                     81,536                     1,311,317
July 31, 1999                       1,388,020                     81,536                     1,306,484
August 31, 1999                     1,294,420                     81,536                     1,212,884
September 30, 1999                  1,294,420                     66,313                     1,228,107

                  Weighted average number of shares outstanding
                  for the year ended September 30, 1999, for earnings
                  per share calculation                                                      1,324,358

                  Stock options outstanding at September 30, 1999:                             147,276
                                                                                               -------

                  Exercise price of stock options:                                     $9.42 per share
                                                                                       ---------------

                  Average stock price for the 12 month period ended
                  September 30, 1999                                                           $11.693
                                                                                               -------
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
                                                                       12 Months Ended
Basic Earnings Per Share                                                 September 30,
------------------------                                                 -------------
                                                                1999                           1998
                                                                ----                           ----
Income available to common stockholders                       $297,990                          $560,946
                                                              ========                          ========

Weighted average number of common shares
    outstanding for basic EPS calculation                     1,324,358                        1,431,623
                                                              =========                        =========

                  Basic Earnings Per Share                         $.23                             $.39
                                                                   ====                             ====

Diluted Earnings Per Share

Income available to common stockholders                       $297,990                          $560,946
                                                              ========                          ========

Weighted average number of common shares
    outstanding for basic EPS calculation                     1,324,358                        1,431,623
                                                              =========                        =========

Weighted average common shares issued under
    stock options plans                                         148,451                          150,019


Less weighted average shares assumed
    repurchased with proceeds                                  (98,134)                         (98,755)

Weighted average number of common shares
    outstanding for diluted EPS calculation                   1,374,675                        1,482,887

                  Basic Earnings Per Share                         $.22                             $.38
                                                                   ====                             ====
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